NxStage Medical Reports First Quarter 2007 Results
Company Signs Six Strategic Agreements in Q1 to
Drive Growth and Increase Gross Margins
LAWRENCE, MA., May 8, 2007 — NxStage Medical, Inc. (NASDAQ: NXTM), the manufacturer of the NxStage System One™ portable kidney dialysis machine, today announced its financial results for the first quarter ended March 31, 2007.
Revenues for the first quarter of 2007 were $8.4 million, compared to $3.4 million in the first quarter of 2006, an increase of 146%. Revenues in the chronic home dialysis market were $5.4 million for the first quarter of 2007, compared to $1.8 million in the first quarter of 2006. Revenues in the critical care market for the first quarter of 2007 were $2.9 million, compared to $1.6 million in the first quarter of 2006.
At the end of the first quarter of 2007, NxStage was working with 200 dialysis centers to provide home hemodialysis therapy with its System One to 1,295 end-stage renal disease (ESRD) patients. This compares to 174 centers and 1,022 patients at the end of 2006. NxStage also continued its successful roll-out of the PureFlow SL, a key element of its margin improvement strategy. At the end of the first quarter 2007, PureFlow penetration reached 47% of all System One machines in the chronic market.
“I am very pleased with our strategic accomplishments in the first quarter, as we focused on long-term initiatives to drive NxStage’s growth and increase the Company’s gross margins,” said Jeffrey H. Burbank, President & CEO of NxStage Medical. “We formed three long-term distribution collaborations with our top dialysis center partners, signed two key, long-term supply agreements, and established plans to begin manufacturing in Mexico. We expect that these initiatives will raise awareness of home hemodialysis, increase patient access to the System One and reduce our product costs, while advancing NxStage’s mission of transforming renal care.”
NxStage reported a net loss of $12.0 million, or ($0.41) per share, for the first quarter of 2007, compared with a net loss of $9.3 million, or ($0.44) per share, for the first quarter of 2006, reflecting increased sales and marketing and distribution expenses to support the Company’s commercialization efforts.
Cash, cash equivalents and short term investments as of March 31, 2007 were $70.7 million, compared to $61.8 million at the end of 2006. The balance at the end of the first quarter reflects the net proceeds of $20 million from the sale of 2,000,000 shares of common stock to DaVita Inc.

Recent Highlights
In the first quarter of 2007, NxStage announced multiple strategic initiatives designed to drive the growth of System One and increase the Company’s gross margins, including:
•	Long-term agreements with two of its key suppliers, MediSystems Corporation and Membrana GmbH, as part of a broad strategy to reduce product costs and secure supply to meet the growing demand for the System One;

•	A multi-year, national distribution agreement, with certain market rights, for the System One with DaVita under which the two companies will collaborate on expanding the availability of home hemodialysis to patients. DaVita made a $20 million investment in the Company’s stock, purchased its existing base of System One machines for $5 million and agreed to purchase, rather than rent, the majority of its equipment requirements going forward;

•	Multi-year distribution agreements for the System One with Wellbound and Renal Advantage, two other leading dialysis chains; and

•	Plans to initiate manufacturing of certain System One products in Mexico as part of its ongoing efforts to reduce product costs and optimize operations. Beginning this month, NxStage expects to execute a phased relocation of the manufacture of its PureFlow SL disposables and System One cycler to a new facility in Mexico provided by The Entrada Group.
Guidance
For the second quarter of 2007, NxStage expects revenue to be in the range of $9.7 million to $10.3 million. The Company expects a net loss in the range of ($12.4) million to ($12.8) million or ($0.41) to ($0.43) per share, including estimated non-cash stock-based stock compensation charges of $750,000 to $850,000. The Company expects to add approximately 300 to 340 additional net patients and 30 to 40 new centers offering therapy with the NxStage System One during the second quarter.
For the full year 2007, the Company expects revenue to be in the range of $42.0 million to $45.0 million and to end the year with 2,200 to 2,400 patients at approximately 330 centers offering therapy with the NxStage System One.
Conference Call
NxStage will host a conference call at 9:00 a.m. Eastern Time on May 8, 2007 to discuss its first quarter financial results, including a review of the accounting treatment of its new distribution agreements. To listen to the conference call, please dial 800.706.7741 for domestic callers and 617.614.3471 for international callers. The passcode is 20637159. A replay of the conference call will be available two hours after the start of the call through May 15, 2007 by dialing 888.286.8010 (domestic) and 617.801.6888 (international), passcode 40695121. An online archive of the conference call will also be available by accessing the Investor Information section of the Company’s website at www.nxstage.com.
About NxStage Medical
NxStage Medical, Inc. (NASDAQ: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative systems for the treatment of end-stage renal disease, or ESRD, and acute kidney failure. For more information on NxStage and its products, please visit the Company’s website at www.nxstage.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for home and/or daily hemodialysis products, the anticipated market acceptance and demand for NxStage’s products, anticipated increases in the availability of, and market and patient awareness regarding, home hemodialysis, anticipated secure supply of products, anticipated reductions in cost of goods sold, anticipated margin improvements, anticipated patient numbers, expected production in Mexico, expected PureFlow SL adoption and expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s System One, growth in home and/or daily hemodialysis, and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006.
In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.

NxStage Medical, Inc.
Consolidated Statements of Operations
(unaudited)

	Three-months ended
	March 31,
	2007	2006

Revenues (includes $1,884,166 and $456,394, respectively, from affiliate)	$8,373,993	$3,400,722
Cost of revenues	9,917,161	4,857,254

Gross profit (deficit)	(1,543,168)	(1,456,532)

Operating expenses:
Selling and marketing	4,731,580	3,192,983
Research and development	1,435,806	1,778,894
Distribution	2,344,441	1,289,599
General and administrative	2,667,022	1,974,729

Total operating expenses	11,178,849	8,236,205

Loss from operations	(12,722,017)	(9,692,737)

Other income (expense):
Interest income	903,960	595,407
Interest expense	(175,068)	(157,640)

	728,892	437,767

Net loss	$(11,993,125)	$(9,254,970)

Net loss per share — basic and diluted	$(0.41)	$(0.44)

Weighted average shares outstanding, basic and diluted	29,019,836	21,182,717

NxStage Medical, Inc.
Consolidated Balance Sheets
(unaudited)

	March 31,2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$53,189,692	$49,958,540
Short-term investments	17,481,298	11,843,275
Accounts receivable, net (including affiliate amounts of $2,106,395 and $769,040, respectively)	7,073,365	4,301,557
Inventory	13,302,342	10,419,030
Prepaid expenses and other current assets	719,419	1,014,688

Total current assets	91,766,116	77,537,090

Property and equipment, net	3,234,929	3,025,560
Field equipment, net	19,794,189	20,615,952
Other assets	6,779,118	546,178

Total assets	$121,574,352	$101,724,780

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,993,380	$5,918,437
Accrued expenses	4,683,108	4,104,058
Current portion of long-term debt	2,800,000	2,800,000

Total current liabilities	16,476,488	12,822,495

Deferred rent obligation	633,409	648,604
Deferred revenue	10,468,349	228,542
Long-term debt	3,916,667	4,616,667

Total liabilities	31,494,913	18,316,308

Commitments and contingencies

Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; zero shares issued and outstanding as of March 31, 2007 and December 31,2006	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 29,923,695 and 27,806,543 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	29,924	27,807
Additional paid-in capital	225,505,287	206,848,097
Accumulated deficit	(135,633,566)	(123,640,441)
Accumulated other comprehensive income (loss)	177,794	173,009

Total stockholders’ equity	90,079,439	83,408,472

Total liabilities and stockholders’ equity	$121,574,352	$101,724,780

NxStage Medical
Revenue by Market:

	Three-months ended
	March 31,
	2007	2006

Critical Care Market	$2,939,297	$1,584,607
Chronic Care Market	5,434,696	1,816,115

Total	$8,373,993	$3,400,722

Business Metrics:

	March 31,	December 31,	March 31,
	2007	2006	2006

Chronic patients on therapy	1295	1022	459

Dialysis centers with System One	200	174	97
Investor Relations Contact
Stephanie Marks for NxStage
1-888-698-6472
ir@nxstage.com